EXHIBIT 10.17
                                                                   -------------
                       Dated the 16th day of November 1999




                                   CDKNET, LLC



                                       and



                              ASIA PIONEER LIMITED



--------------------------------------------------------------------------------

                        TECHNOLOGY AND LICENCE AGREEMENT

--------------------------------------------------------------------------------




                              AGGARWAL & ASSOCIATES
                            Rooms 1905-7, 19th Floor
                              St. George's Building
                               2 Ice House Street
                                     Central
                                    Hong Kong

                          Ref.: 0203-0295/99/NA/RKW/KAL

                                     - ii -
                                    CONTENTS

                                                                           Page
1.       Definitions.........................................................1
2.       Products and Services to be provided................................5
3.       Conduct of the Work.................................................5
4.       Implementation Plan.................................................6
5.       Location Preparation................................................6
6.       Provision of Hardware...............................................6
7.       Delivery of Hardware................................................9
8.       Installation of Hardware............................................9
9.       Delivery and Installation of the Software...........................9
10.      Installation Tests.................................................10
11.      Delays.............................................................11
12.      Licence............................................................12
13.      Duration of the Licence............................................17
14.      Documentation......................................................17
15.      Warranties.........................................................17
16.      Other Matters giving cause for Damages and/or Termination..........18
17.      Terms of Payment...................................................20
18.      Training...........................................................22
19.      Maintenance Services...............................................23
20.      Maintenance of the Hardware........................................23
21.      Maintenance of the Software........................................24
22.      Title to and Risk in the System....................................25
23.      Proprietary Rights.................................................26
24.      Copying............................................................26
25.      Confidentiality....................................................26
26.      Use of Data........................................................27
27.      Independent Contractor.............................................27
28.      Assignment.........................................................28
29.      Indemnities........................................................28
30.      Publicity..........................................................30
31.      Sub-contracts......................................................30
32.      Termination of the Agreement.......................................30
33.      Effect of Termination..............................................31
34.      Severability.......................................................31
35.      Other Terms, Matters, and Conditions to be Fulfillied..............31
36.      Duration of the Contract...........................................33
37.      Hire Equipment.....................................................33
38.      Entire Agreement...................................................34
39.      Law and Jurisdiction...............................................34
40.      Service of Notice..................................................34
41.      Waiver.............................................................35
42.      Force majeure......................................................35

43.      Extent of Liability................................................35
44.      Provision of Other Software........................................35
45.      Warranties as to APL Shares........................................36

Schedule 1 (Hardware).......................................................39
Schedule 2 (System).........................................................41
Schedule 3 (Implementation Plan)............................................43
Schedule 4 (Training Plan)..................................................44
Schedule 5 (Documentation)..................................................45
Schedule 6 (Location).......................................................46
Schedule 7 (Installation Tests).............................................48
Schedule 8 (Other Software).................................................49
Schedule 9 (Asia Pioneer Limited)...........................................50

THIS AGREEMENT         is made on the         day of                   , 1999

BETWEEN :-

(1) CDKNet, LLC, a New York limited liability company with offices at 250 West 57th Street, New York, New York 10019, United States of America ("CDKX"); and

(2) Asia Pioneer Limited, a company incorporated in the Cayman Islands whose registered office is situate at Hurtlaw Building, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands and whose place of business is located at Shop No. 3A, Ground Floor, Site 4, Whampoa Garden, Hung Hom, Kowloon, Hong Kong ("APL").

WHEREAS :-

(1) APL has decided to exclusively license (on the terms and conditions set forth below), the CDK Technology(TM) (as defined in Clause 1) for the use, marketing and business of its website and any other business of APL; and

(2) APL has elected to exclusively license, hire, use, obtain (as the case may be) from CDKX and CDKX has agreed to grant the right of use of the Hardware, the Other Software and the Software (as hereinbelow defined) and supply all relevant services necessary for the maintenance and operation of CDK Technology(TM) used by APL (on the terms and conditions set forth below).

NOW IT IS HEREBY AGREED that in consideration of the payments to be made by APL in the time and manner set out in Clause 17 of this Agreement, CDKX shall grant the right of use of the Hardware and Software (as hereinbelow defined) and supply all services necessary for the operation of the System in accordance with the terms and conditions and other matter hereinafter set out.

1.       Definitions
         -----------

1.1 In this Agreement, unless the context otherwise requires, the following expressions have the following meanings :-

         "this Agreement"     Means this agreement as amended, modified or
                              supplemented from time to time.

         "Artistic Work"      Means a graphic work, photograph, sculpture or
                              collage irrespective of artistic quality ("graphic work" includes any painting, drawing, diagram, map, chart or plan; "photograph" means a recording of light of other radiation on any medium on which an image is produced or from which an image may by means be produced; "sculpture" includes a cast or model made for the purpose of sculpture).

         "CDK
          Technology(TM)"     Means the engineering and technology specially
                              developed by CDKX whereby such technology and engineering combines CD (compact disc) digital audio, full motion, fullscreen video and web linking through a browser interface. In combination with such technology an HTML authorizing system is used to produce custom HTML interface pages for specific clients within a certain time period. The technology includes all the proprietary rights and techniques of CDKX along with such technique and engineering for creating full motion, fullscreen video playback from CD Rom.

         "Completion Date"    Means the date specified in the Implementation
                              Plan by which CDKX is to provide the System Ready for Use.

         "Consideration       [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
          Share Price"        AND FILED SEPARATELY WITH THE SECURITIES AND
                              EXCHANGE COMMISSION.]

         "Consideration
          Shares" [PORTION OMITTED FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]



         "Data" Means all information, submission, correspondence, copyright contents on APL's website, data and updates generated and collected on APL's website.

         "Documentation"      Means the operating manuals, user instructions,
                              technical literature and all other related materials in human-readable form (i.e. English) supplied to APL by CDKX for aiding the use, application and maintenance of the System as specified in Schedule 5.

         "Exchange Act"       Means the U.S. Securities Exchange Act of 1934, as
                              amended.

         "Films" Means a recording on any media from which a moving image may by any means be produced. The soundtrack accompanying a film is to be treated as part of the film.

         "Hardware"           Means the equipment specified in Schedule 1 and
                              any other additional or replacement equipment provided by CDKX under the provisions of this Agreement.

         "Hardware            Means the delivery date specified in the
          Delivery Date"      Implementation Plan by which CDKX is to deliver
                              the Hardware.

         "Hardware
          Installation Date"  Means the delivery date specified in the
                              Implementation Plan by which CDKX is to install the Hardware.

         "Implementation      Means the time schedule and sequence of events for
          Plan"               the performance of this Agreement (the details of
                              which are set out in Schedule 3) or such other implementation plan as may be agreed by the parties of this Agreement.

         "Installation        Means the installation tests specified in Schedule
          Tests"              7 and any other installation tests as may be
                              agreed between the parties pursuant to Clause 10.

         "Licence"            Means the licence granted to APL by CDKX pursuant
                              to Clause 12.

         "Licence Fee"        Means the fee for the licence as specified in
                              Clause 17.2.

         "Licence Period"     Means the period as specified in Clause 13.

         "Location"           Means the location at which the Hardware is to be
                              installed as specified in Schedule 6.

         "Maintenance         Means the maintenance services to be provided by
          Services"           CDKX pursuant to Clauses 19, 20 and 21
                              respectively.

         "Musical Works"      Means a work consisting of music exclusive of any
                              words or action intended to be sung, spoken or performed with the music.

         "Other Software"     Means the programs specified in Schedule 8 and any
                              additional or replacement programs thereto.

         "Price" Means the aggregate price for the System and the Work to be carried out by CDKX hereunder as specified in Clause 17.1.

         "Ready for Use"      Means fully installed and tested and successfully
                              completed so as to make the System both functional and operational within the standards as agreed by both parties but in any event as reasonably expected by a reasonable person taking into account CDKX's current version of the Software, CDK Technology(TM)and existing Hardware set up to run its business of "MixFactory(TM)".

         "SEC"                Means the U.S. Securities and Exchange Commission.

         "Shares" Means shares of common stock, par value US$0.0001 per share of CDKNet.Com, Inc

         "Share Completion"   Means completion of the issue and allotment of
                              Consideration Shares under this Agreement.

         "Software"           Means the application programs developed for the
                              System and any other additional or replacement programs from time to time provided and developed by CDKX under the provisions of this Agreement and which also includes the CDK Technology(TM).

         "Software Delivery   means the delivery date specified in the
          Date"               Implementation Plan by which CDKX is to deliver
                              and install the CDK 2.0 Software(C).

         "System" means the Hardware and Software in one combination with the other based on the CDK Technology(TM) in order to make functional and operational those processes and services described in Schedule 2.

         "Training Plan"      means the training to be provided by CDKX for
                              APL's staff the details of which are set out in
                              Schedule 4.

         "Upgrade and         means those upgrades, modifications, enhancement
          Enhancements"       and development of the Software and Hardware by
                              CDKX more particularly set out in Clause 21.3.

         "US$" means the lawful currency of the United States of America.

         "Work" means all works, duties and obligations to be carried out by CDKX pursuant to the provisions of this Agreement.


1.2 Except where the context otherwise requires, words denoting the singular include the plural and vice versa; words denoting persons include firms and corporations and vice versa; words denoting any gender include all genders.

1.3 Reference to any enactment, order, regulation or other similar instrument shall be construed as a reference, order, regulation or instrument as amended by any subsequent enactment, order, regulation or instrument.

1.4 The heading to the clauses of this Agreement is for ease of reference only and shall not affect the interpretation or construction of this Agreement.

2.       Products and Services to be provided
         ------------------------------------

         CDKX hereby agrees to :-

         2.1.1 grant the right to use the Hardware to APL free from encumbrances as per Clause 29;

         2.1.2 grant to APL an exclusive licence to use the software specially developed for or used in relation to the CDK Technology(TM) as set out in Clause 12;

         2.1.3 deliver, install and maintain the System in accordance with the terms hereof;

         2.1.4   provide the System Ready for Use by the Completion Date;

         2.1.5 provide training in accordance with the Training Plan and the Documentation;

         2.1.6   provide the Maintenance Services;

         2.1.7 provide assistance in developing and to develop or further develop and customize Software for additional or change of functions of the CDK Technology(TM) in relation to the System as from time to time agreed with APL;

         2.1.8 provide any other services hereinafter described and on the terms and conditions hereinafter contained;

         2.1.9 provide the Hardware, Software and Other Software for the System;

         2.1.10 upgrade and enhance the Software and adopt new data technology to improve the System's performance in fulfillment of the changes in the user requirements and market needs;

         2.1.11 provide free usage to APL of those products, premises, equipment and services set out in Clause 35.

3.       Conduct of the Work
         -------------------

3.1 CDKX shall carry out the Work with all due and reasonable diligence and despatch.

3.2 CDKX shall keep APL informed on all matters related to the Work within the knowledge of CDKX and shall answer all reasonable enquiries received from APL.

3.3 The parties shall procure that their respective representatives will meet at the interval specified in the Implementation Plan and after live running of the System to discuss and minute the progress of the System's development.

3.4 CDKX shall, if reasonably practicable, attend any other meetings (by telephone if necessary) convened by APL and shall advise and assist APL on all matters relating to the duties and obligations it has assumed under this Agreement at a time reasonably convenient to both parties.

4.       Implementation Plan
         -------------------

         CDKX shall perform its obligations under this Agreement in accordance with the Implementation Plan and shall complete each stage by the date specified in the Implementation Plan.

5.       Location Preparation
         --------------------

5.1 CDKX shall supply APL in a reasonable time before delivery such information and assistance as may be necessary to enable APL to plan to prepare the Location for the installation of the Hardware to be installed at APL's premises. In the event the Location is not prepared by APL or suitable as promised by APL then APL shall procure or find an alternate premises which is reasonably suitable for installation of the Hardware.

5.2 APL shall, at its own expense and in a timely manner prepare the Location and provide such reasonable equipment and reasonable environmental and operational conditions for the Hardware which is to be installed as per the diagram in Schedule 1, prior to installation. APL shall provide CDKX with a list of equipment and details of the Location to CDKX for CDKX's approval prior to delivery of the Hardware. CDKX shall either approve the list of APL or inform APL of any modifications or amendments thereto. Thereafter, APL shall carry out such modifications or provide the modifications prior to delivery of the Hardware. Shall CDKX fail to approve or make any amendments or modifications to APL's list, the Location shall be deemed to have been approved by CDKX and APL shall not be liable for any damages to the Hardware as a result of the Location (if any) even if later discovered [CDKX shall assist APL both by maintenance and replacement of any of the defective or damaged Hardware (if any) as a result of the Location].

6.       Provision of Hardware
         ---------------------

6.1 CDKX shall provide as part of provision of the required service, all Hardware and related facilities as specified in Schedule 1 for the operation of the System.

6.2 CDKX shall be responsible to install at the Location all Hardware and connect them to the existing hardware or equipment provided by APL (if any) for operation and/or connection to the System. In order for CDKX to install the Hardware to APL's existing equipment and hardware, APL shall provide to CDKX a list of specifications of the Location and APL's hardware and equipment (if any) prior to delivery of the Hardware as per Clause 5.2.

6.3 Upon delivery and installation of all the Hardware, APL shall have the right to use and keep such Hardware throughout the continuing period of eight (8) months from the Completion Date or such date when the System is Ready for Use ("Ready for Use Date") (whichever is later) without any costs or expenses to APL. At the expiry of the eight (8) month period from the Completion Date or the Ready for Use Date (whichever is later), APL shall have the option to either :-

         (a) purchase all the Hardware or only certain of the units comprising the Hardware as set out in Schedule 1 ("Units") . Shall APL wish to exercise its option to purchase all the Hardware or Units of the Hardware then APL shall serve notice to CDKX not less than 30 days prior to the expiration of the eight (8) months period of its intention to purchase such of the Hardware (which notice shall include a list of the Hardware it shall purchase); or

         (b) lease either all the Hardware or only certain of the Units comprising one (1) Robot Station, one (1) Database System, one
                 (1) Printing System and one (1) Web System as set out in
                 Schedule 1 ("One Set Unit") or one (1) Robot Station to CDKX. Shall APL wish to exercise its option to lease all the Hardware or One Set Unit of the Hardware then APL shall serve written notice to CDKX and less than 30 days prior to the expiration of the eight (8) months period of its intention to lease such of the Hardware (which notice shall include a list of the Hardware (which notice shall include a list of the Hardware it shall lease); or

         (c) purchase One (1) Robot Station and lease One Set Unit of the Hardware. Shall APL wish to exercise its option to purchase and lease the Hardware then APL shall serve written notice of not less than 30 days prior to the expiration of the eight (8) months period of its intention of purchase and lease the Hardware; or

         (d)     return all of the Hardware to CDKX.

         Shall APL exercise its option to purchase any Units or all the Hardware as described in Clause 6.3(a) then APL shall pay to CDKX the relevant amount for each Units of the Hardware being purchased as set out in
         Schedule 1. Payment for the Hardware being purchased shall be payable in six equal monthly installments per relevant Units from the date of the expiration of the eight (8) month period described above.




                  [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
      AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                  [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
       AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]





         Shall APL exercise its option under Clause 6.3 (c) then APL shall :-

         (i) pay US$60,000.00 to CDKX for the one (1) Robot System, which shall be payable in six equal monthly installments from the date of the expiration of the eight (8) month period described above; and

         (ii) pay to CDKX US$5,000.00 per month commence from the expiry of the initial eight (8) month period described above. The lease term shall commence from the expiry date of the initial eight month period described above and continue for a further eight months period which period shall automatically renew for eight month periods thereafter upon the same lease amount of US$5,000.00 per month (as the case may be) until APL purchases the either the relevant one (1) Robot Station and/or One Set Unit of the Hardware being leased or serves at least 30 days prior written notice of CDKX of its intention not to renew the lease or unless earlier terminated under the provisions of this Agreement. During the lease term, the rights of APL set out in Clause 6.3 (a), (b) and (c) shall continue to subsist

         Such of the Hardware not being purchased or leased shall be returned to CDKX in good condition (fair wear and tear save and excepted) at APL's own costs and expenses and shall be delivered within a reasonable time and by such means of delivery and packaging as reasonably required to ensure the safe and timely delivery of the returned Hardware. APL shall ensure that proper and sufficient insurance in respect of the delivery of the returned Hardware is taken out.

         Shall APL wish to replace any of the Hardware after the expiry of eight
         (8) months from the Date of Completion or Ready for Use Date (whichever is later) then the replaced type of Hardware, delivery date thereof and all costs to be incurred or related thereto shall be mutually agreed by both parties failing which such costs shall be that stipulated by CDKX provided the same are reasonable and of the same market value in the U.S.A.

6.4 CDKX shall not remove, replace or repossess any of the Hardware during any of the eight (8) month period mentioned in Clause 6.3 and unless purchased by APL after the said eight (8) month period or any parts thereof for any reason unless otherwise provided for in this Agreement.

6.5 APL shall not remove or relocate any of the Hardware (save where and when purchased by APL) once the Hardware has been installed by CDKX and APL shall not allow any other party to operate such Hardware (unless purchased by APL) without CDKX's prior written consent.

7.       Delivery of Hardware
         --------------------

         On the Hardware Delivery Date, CDKX shall deliver the Hardware by any appropriate method of transport selected by CDKX and APL shall use its best endeavours to assist CDKX in the importation of the Hardware into Hong Kong SAR including compliance with the Customs and Excise Department's rules and regulation and any other regulation concerning the importation of the Hardware. Shall there be any taxes or duties levied by the Customs and Excise Department of the Government of the Hong Kong Special Administrative Region ("HKSAR") or any charges of the like levied by any government authority of HKSAR (save as to such export taxes and duties which may be imposed and payable to any relevant government authority of the United States of America) the said taxes, duties and charges levied by the relevant government authority of HKSAR shall be borne and paid by APL.

8.       Installation of Hardware
         ------------------------

8.1 On the Hardware Installation Date, CDKX shall install the Hardware and if applicable, install the Hardware to APL's hardware and equipment at the Location.

8.2 If in the reasonable opinion of CDKX it is necessary to remove or otherwise disconnect any of APL's equipment at the Location in order to carry out the installation of the Hardware, then APL shall permit and obtain all necessary consents for such removal or disconnection and shall give CDKX all necessary assistance.

8.3 CDKX shall install the relevant Hardware at the Location without unreasonably interrupting the existing computer system of APL (if any). APL shall give to CDKX all necessary assistance to enable the installation work to be carried out.

9.       Delivery and Installation of the Software
         -----------------------------------------

         On the Software Delivery Date, CDKX shall deliver the CDK 2.0 Software(C) to APL and shall use reasonable endeavours to install the same on the Hardware and the hardware provided by APL as soon as possible after the Software Delivery Date.

         CDKX shall also, in accordance with the Implementation Plan deliver the Software and Other Software to APL and shall use reasonable endeavours to install the same on the Hardware and hardware provided by APL by and in accordance with such dates set out in the Implementation Plan.

10.      Installation Tests
         ------------------

10.1 APL reserves the right to conduct the Installation Tests on the Hardware, Software and the Other Software provided CDKX has supervised the same. Shall CDKX fail to supervise APL's Installation Tests due to wilful or unreasonable absence or refusal to attend supervision then APL may conduct Installation Tests on its own.

10.2 CDKX shall within a reasonable time submit the specification of such Installation Tests including its connection to the Hardware provided by APL for the reasonable approval of APL. If such specification does not provide reasonably sufficient detail to test all the functions and facilities of the Hardware, Other Software and the Software, CDKX shall make any reasonable amendments to such specifications as is necessary to conduct proper and reasonable testing upon request. APL shall make ready such of its Hardware at the Location for connection to the System and shall ensure that its Hardware is operating in full and proper working order.

10.3 CDKX shall on the date specified in the Implementation Plan, submit the Hardware, the Software and the Other Software to the Installation Tests to prove to APL that the Hardware, Other Software and the Software and every part thereof are operating in full and proper working order. CDKX shall within a reasonable time supply to APL the results of the Installation Tests and certify in writing whether the Hardware, Other Software and the Software have passed the same.

10.4 If the Hardware, Other Software or the Software or any part thereof substantially fail as a whole to pass the Installation Tests within [3 weeks] from the date of its first submission to the Installation Tests such that the System is not Ready for Use, then :-

         (a) CDKX shall use its best endeavours at its own costs and expenses to fix the System such that the System is Ready for Use within one month from the date of failure of the Installation Tests. If the System is not Ready for Use within the said one month period then Sub-Clause (b) or (c) shall apply; and

         (b) APL shall have the option to fix the System using its best endeavours (either by themselves, their agents, contractors, etc.) at CDKX's costs and expenses which shall be reimbursed to APL on demand. If APL is unable to fix the System such that it is Ready for Use within one month from the date when CDKX had failed to fix the System (as described in Sub-Clause (a) above) then APL shall have the right to forthwith terminate this Agreement and upon termination CDKX shall (i) forthwith refund to APL all sums paid to CDKX under this Agreement (if any); and
                 (ii) pay to APL such amount of damages which APL has suffered as a result of the failure of the System up to a total maximum of US$100,000.00 (save as for the events of indemnity pursuant to Clause 29); or

         (c) APL shall have the right to forthwith terminate this Agreement and upon termination CDKX shall forthwith refund to APL all sums paid to CDKX under this Agreement (if any) together with interest calculated at 8% per annum on such amounts paid by APL to CDKX from the time such amounts were paid.

         Provided always the failure of the Installation Tests are not the cause or fault of CDKX, its agents, employees, contractors or authorized persons. CDKX shall in no event or circumstances be liable for the acts, faults or negligence of APL, its staff, employees, personnel or agents.

10.5 CDKX may request for individual unit test to be performed in the presence APL on the hardware provided by APL to prove the failure of the Installation Tests are not caused by the Hardware, Other Software or the Software. APL shall ensure that the hardware provided by APL shall confirm to the specification given in Schedule 1 and be responsible for the rectification of such hardware fault proved by CDKX during the Installation Tests.

10.6 Within 1 week after the Ready for Use Date, APL shall if the System has not in the meantime failed or broken down, certify in writing to CDKX that the System is Ready for Use and satisfactorily installed upon which certification CDKX shall not be liable for any failure of the System's operation other than as expressly provided for in Software Maintenance as set forth in Clause 21 below, and for training and pass-through warranty services (if any) as set forth in Clause 20 below. At least one representative of CDKX will remain at the Location of APL during such 1 week for training and transition purposes, pursuant to Clause 17.3 below.

11.      Delays
         ------

11.1 CDKX shall ensure that the System is Ready for Use on or before the Completion Date.

11.2 If CDKX shall fail to provide the System Ready for Use by the Completion Date then CDKX shall pay to APL as and by way of liquidated damages for any loss or damages sustained by APL resulting from delay during the period from the Completion Date to the date on which CDKX provides the System Ready for Use the sum

                  [PORTION OMITTED FOR CONFIDENTIAL TREATMENT AND FILED
                SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
                                                Subject to the provisions of
         Sub-Clause 11.3 below the payment of such sums shall be in full satisfaction of CDKX's liability for such delay only. The payment of liquidated damages shall not relieve CDKX from its obligation to provide the System Ready for Use or from any other liability or obligation under this Agreement. APL reserves the right to deduct from any payment installments of the Price due to CDKX by APL such liquidated damages.

11.3 If CDKX shall fail to provide the System Ready for Use within [60] days after the Completion Date then notwithstanding anything else contained in this Agreement APL

                   [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
       AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]




11.4 CDKX shall not be held liable for delay due to the fault of the hardware provided by APL as described in Clause 10.5 above or the facilities provided by APL.

12.      Licence
         -------

12.1 CDKX hereby grants to APL an exclusive licence to use the Software and CDK Technology(TM) in accordance with the terms set out hereafter throughout the duration of this Agreement.

12.2 CDKX shall grant an exclusive license to APL to use the Software and CDK Technology(TM) for the business, operation, development, trade, activities, marketing or promotion of APL's system and websites or business or projects which is solely in the Chinese language including but not limited to all forms of Chinese media, literature, audio-visual content and all other materials and/or data that can be presented electronically or digitally using primarily the Chinese language ("the Chinese Content") within any place, community, territory, country, area or venue.

         12.2.1  APL'S Other Rights

                 12.2.1.1 Notwithstanding Clause 12.2, APL shall have the right to use the Software and CDK Technology(TM) to provide or allow others to provide contents in any language other than Chinese ("Other Languages") when the content is :-

                           (a) Not primarily or solely in Other Languages or
                               which use of Other Languages is ancillary to or incidental to the main contents, compilation of music, film, music artist's work or theme being marketed, promoted or used by APL or other parties authorized by APL; and

                           (b) Not considered to be in competition with CDKX's
                               business or activities or affect the business, promotion, advertising or other uses of CDKX which relate to Artistic Works or Films or Musical Works containing or using Other Languages (save as to Musical Works containing Other Languages and which Other Languages being used is incidental to or ancillary to the entire compilation of songs or Musical Works using Other Languages of a relevant music artist(s) or group which is primarily in the Chinese language or of Chinese Content).

                 12.2.1.2 APL shall have the right (if necessary) to use the Software and CDK Technology(TM) to provide or allow others to provide content in Other Languages whereby use of Other Languages is part of an entire business package, agreement, arrangement or deal for the marketing, promotion or sale of a product, merchandise or film in various different languages and countries, venues, territories, places or areas ("Business Package") and where use of Other Languages is only ancillary to or incidental to the entire Business Package and where use of Other Languages is not the primary part or objective of the entire Business Package.

                 12.2.1.3 Where APL wishes to use the Software and CDK Technology(TM)to provide or wish to allow others to provide content in Other Languages or any content which is not primarily of Chinese Content and where APL is not authorized to use the Software and CDK Technology(TM)as set out in the terms of this License then APL may in writing request the consent of CDKX to use the Software and CDK Technology(TM)to provide or allow others to provide content in Other Languages or any content which is not primarily of Chinese Content. Should CDKX, in writing and at its sole discretion, consent to such use or arrangement then such use or arrangement will not be deemed as a breach of this Agreement or License provided always that consent shall only apply on a case by case basis for each specific matter or request.

12.2.2   CDKX'S Reserved Rights

                 12.2.2.1 Save and provided always, CDKX may (if necessary) use the Software and CDK Technology(TM) to provide or allow others to provide Chinese Content which are:-

                           (a) Not primarily or solely in the Chinese language
                               or which use of Chinese Content is ancillary to or incidental to the main contents compilation of music, film, music, artist's work or theme being marketed, promoted or used by CDKX or other parties authorized by CDKX; and

                           (b) Not considered to be in competition with APL's
                               business or activities or affect the business, promotion, advertising or other uses of APL which relate to Artistic Works or Films or Musical Works containing or using Chinese Contents (save as to Artistic Works or Films containing

                               Chinese Content and which Chinese Content is incidental to or ancillary to the Other Languages being spoken or sung, the Artistic Work being presented or the actions being performed.

                 12.2.2.2 CDKX shall have the right (if necessary) to use the Software and CDK Technology(TM) to provide or allow others to provide Chinese Content whereby use of Chinese Content is part of a Business Package and where use of Chinese Content is only ancillary to or incidental to the entire Business Package and where use of Chinese Content is not the primary part or objective of the entire Business Package.

                           Shall Chinese Content be used in any Business Package then it is hereby agreed that CDKX shall pay to APL a fee equivalent to 2% of the gross revenue of CDKX which relate to Chinese Content (i.e. derived form and attributed to the Chinese Content only and not the entire Business Package as a whole) and which said sum shall be paid bi-annually at the same time as APL is required to pay a license fee as set out in Clause 17.2 and based on the same terms of estimation and reconciliation of accounts as APL and as set out in Clause 17.2 of this Agreement.

                 12.2.2.3 Where CDKX wish to use the Software and CDK Technology(TM)to provide or wish to allow others to provide Chinese Content or any content which is not primarily Other Languages and where CDKX is not authorized to use the Software and CDK Technology(TM)as set out in the terms of this License then CDKX may in writing request the consent of APL to use the Software and CDK Technology(TM) to provide or allow others to provide Chinese Content or any content which is not primarily in Other Languages. Should APL, in writing and in its sole discretion, consent to such use or arrangement then such use or arrangement will not be deemed as a breach of this Agreement or License provided always that consent shall only apply on a case by case basis for each specific matter or request.

                           In considering whether a party's use of the Software or CDK Technology(TM) to provide or authorization for another party to provide Chinese Content or content in Other Languages (as the case may be) is in competition with such party's business, the type of Chinese Contents or content in Other Languages (as the case may be), the target recipients of the Chinese Content or content in Other Languages (as the case may be), the likeness or similarity in business, the intention of such relevant party, the effect or impact on business of the relevant party shall among other things be taken into account and which factors must substantially in part or whole affect such party's business or operations.

                           When assessing whether or not Chinese Content or content in Other Languages (as the case may be) is ancillary to or incidental to the main contents being promoted, marketed or used by either party and or such other persons authorized, the overall contents, the amount of Chinese Content or content in Other Languages (as the case may be) in comparison to the amount of the Chinese Content or content in Other Languages (as the case may be) being used, whether or not the Chinese Content or content in Other Languages (as the case may be) is the primary feature, whether or not the Chinese Content or content in Other Languages (as the case mat be ) is being used to target recipients interested in the contents being used promoted or marketed due primarily to or for such Chinese Content or content in Other Languages (as the case may be) shall among other things be taken into account.

                           In considering whether or not Chinese Content or content in Other Languages (as the case may be) is ancillary to or incidental to the entire Business Package and not the primary part or objective of the Business Package, the number of different countries (areas, venues, territories and places included), the number of different languages, whether the Business Package is of one agreement or several shall among other things be taken into account.

                           By way of illustration only and not by way of limitation, if for example CDKX or such other party authorized by CDKX market, promote or use a Compact Disc which contents contain Chinese art work of say a picture or photograph that happens to have Chinese language in the background or display in a small portion of such picture or photograph then this would not be deemed as primarily in the Chinese language but rather incidental to the picture or photograph. If, however, CDKX or such other party authorized by CDKX market, promote or use the Chinese language/Content which for example relates to music or movies in the Chinese language and the English language is used as subtitles or transliterations in conjunction with the Chinese language being used then this would be deemed as primary use of the Chinese language and not incidental thereto.

                           By way of illustration only and not by way of limitation, if for example, in relation to a Business Package CDKX enter into agreement with a third party to market promote or sell a "Pokemon" CD and which agreement is for the distribution of Pokemon multimedia in US, Brazil, France, England and Hong Kong in different languages of say French, English, Portugese, and Chinese then CDKX will not be in breach of this agreement but shall be authorized to use the Software and CDK Technology(TM) to provide or authorize others to provide such Pokemon product in the Chinese language provided CDKX pay a fee equivalent to

                           [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
                           AND FILED SEPARATELY WITH THE SECURITIES AND
                           EXCHANGE COMMISSION.]

         12.2.3  Events of Default in lieu of License

                 Shall either party blatantly, willfully or unreasonably intend to use or allow others to use the Software which are deemed in breach of clause 12.2 (save where written consent has been given per Clauses 12.2.1.3 and 12.2.2.3) or fail to cease and desist, prevent or remedy its acts or others acts deemed as breach (save where written consent has been given per Clauses
                 12.2.1.3 and 12.2.2.3) then the non-breaching party be entitled to terminate this Agreement forthwith on giving written notice to defaulting party and to recover from the defaulting party the amount of all damages and loss suffered by the non-breaching party resulting from such breach or default. Upon termination of this Agreement the defaulting party shall pay the non-breaching party (without prejudice to any other rights) such amount of damages and losses as the non-defaulting party has incurred or suffered as a result of termination and the breach.

                 APL shall not use any other technology or software which is related to or similar to the CDK Technology(TM) or the Software throughout the Licence Period (save as otherwise agreed in writing by CDKX).

12.3 APL shall not transfer or distribute (whether licence, loan, rental, sale or otherwise) all or any part of the Software or the CDK Technology(TM) to any other person or party without CDKX's express written consent in each case. APL shall however have the right to and be permitted to non-exclusively licence without the consent of CDKX the Software or any part thereof or the CDK Technology(TM) to any other party if such license is in relation to Chinese Contents and consistent with the License granted by CDKX to APL and in relation to :-

         (a) such business or operation whereby APL is a part of such other person's business, operation or activity and is in control, acting jointly, has an interest, is a part of such other party's business, activity or operation or has done so in the capacity of a business partner, a sponsor or a participant and such business, activity or operation with such other person is in connection with or incidental to the operation of APL's business; or

         (b) its holding company, subsidiary, associates, affiliates or members of its group of companies ("APL's Group of Companies").

         Provided always such other party shall not be entitled to or have the right to sub-licence or licence the Software and/or CDK Technology(TM) to any other person or party. APL shall promptly notify CDKX of each such sub-licence.

13.      Duration of the Licence
         -----------------------

         The Licence shall commence on the Completion Date or on Ready for Use Date (whichever is later) and continue until the termination of this Agreement, at which time the License will terminate. This Licence shall not be terminated by either party unless in accordance with the terms of this Agreement.

14.      Documentation
         -------------

         On the date specified in the Implementation Plan, CDKX shall provide to APL (at no additional costs of the Price) such copies of the Documentation in the English language and text containing sufficient information as mutually agreed by both parties for the proper use and maintenance of the System as specified in Schedule 5. All Documentation, and any summaries, analyses and/or syntheses, and any and all copies thereof, shall be returned to CDKX at the termination of this Agreement.

15.      Warranties
         ----------

15.1 CDKX warrants that Software will be free from defects in design, material, workmanship and installation during the Licence Period. CDKX shall maintain the Software in full working order at no additional cost of the Price to APL.

15.2 CDKX warrants that the Software will be of merchantable quality or will be fit for the purpose for which it is intended.

15.3 CDKX warrants that the Software will after acceptance by APL conform fully to its specification and purpose as set forth in this Agreement and Schedules hereto, and that the Documentation will provide adequate instructions to enable APL to make proper use of such facilities and functions.

15.4 CDKX further warrants that the Software will conform fully to the standards, reliability and performance as set forth in this Agreement and the Schedules hereto.

15.5 If CDKX receives written notice from APL of any breach of the said warranties then

         CDKX shall, without prejudice to any other rights or remedies APL may have, at its own costs and expenses and as soon as possible after receiving such notice, repair or, at its option, replace the Software or such parts of it as are defective or otherwise remedy such defect.

16.      Other Matters giving cause for Damages and/or Termination
         ---------------------------------------------------------

16.1 In the event that CDKX's parent or holding company CDKNet.Com, Inc., a company incorporated in the state of Delaware, the United States of America and whose registered office is situate at 595 Stewart Avenue, Suite 710, Garden City, New York, New York 11530 ("CDKX Parent") :-

         (a) fail to or not have the Shares (i) registered with the SEC pursuant to Section 12(g) of the Exchange Act and (ii) eligible for trading on the National Association of Securities Dealers Over-the-Counter Bulletin Board ("OTCBB") or any nationally recognized stock exchange or electronic trading system (a "National Exchange") on or before 28 February 2000 for whatever reasons; or

         (b) (in respect of the Shares) fail to maintain a listed company status or otherwise become ineligible for trading on the OTCBB or on any other National Exchange on or prior to 1 July 2000, save and except in the following circumstances :-

                 (i) the Shares cease to be so listed due to CDK ceasing to have a class of equity securities registered under the Exchange Act 1934 ; and

                 (ii) the termination of such listing was as a result of a voluntary act or decision of CDK and its shareholders and whereby such voluntary act or decision leads to a general offer being made to all shareholders of CDK for all the Shares being held by such shareholders; or

         (c)     on or before 1 July 2000 :-

                 (i) be subject to any proceedings relating to bankruptcy, winding up or insolvency in any courts of competent jurisdiction; or

                 (ii) shall cease, or shall threaten to cease, to carry on its business; or

                 (iii) APL shall terminate the Subscription Agreement (in
                       accordance with the terms therein) as mentioned in Clause
                       16.2 below.

                 (Sub-Clauses 16.1 (a), (b) and (c) are collectively hereinafter called "Events of Default")

         APL shall have the following rights and option to EITHER :-

         (A) terminate this Agreement forthwith on giving written notice to CDKX and to recover from CDKX the amount of all damages and loss suffered by APL as a result of the Events of Default by CDKX. Upon such termination (if applicable) shall also be entitled to by notice in writing to CDKX Parent within a period of [twenty-eight (28)] days upon APL becoming aware of the happening of any of such events (whichever is later) to terminate the Subscription Agreement hereinafter mentioned in Clause 16.2 below between APL and the CDKX Parent;

                  OR

         (B) elect to treat this Agreement as continuing and continue to retain and use the Hardware, the Other Software and Software and CDK Technology(TM) of the System so long as this Agreement is in existence or is continued. Shall APL elect to treat this Agreement as continuing APL shall (if applicable) also be entitled to (at its discretion) to by notice in writing to CDKX Parent within a period of [twenty-eight (28)] days upon APL becoming aware of the happening of any of such events (whichever is later) to terminate the Subscription Agreement hereinafter mentioned in Clause 16.2 below between APL and the CDKX Parent.

16.2                  [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
                      AND FILED SEPARATELY WITH THE SECURITIES AND
                      EXCHANGE COMMISSION.]



         (a)          [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
                      AND FILED SEPARATELY WITH THE SECURITIES AND
                      EXCHANGE COMMISSION.]


         (b)          [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
                      AND FILED SEPARATELY WITH THE SECURITIES AND
                      EXCHANGE COMMISSION.]

         (c)          [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
                      AND FILED SEPARATELY WITH THE SECURITIES AND
                      EXCHANGE COMMISSION.]

         (d)          [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
                      AND FILED SEPARATELY WITH THE SECURITIES AND
                      EXCHANGE COMMISSION.]

         (e)          [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
                      AND FILED SEPARATELY WITH THE SECURITIES AND
                      EXCHANGE COMMISSION.]

         (f)          [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
                      AND FILED SEPARATELY WITH THE SECURITIES AND
                      EXCHANGE COMMISSION.]

         (g)          [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
                      AND FILED SEPARATELY WITH THE SECURITIES AND
                      EXCHANGE COMMISSION.]

         In the event that APL shall either (i) fail to make any of the payments described in this Clause 16.2 above on their respective due dates or
         (ii) CDKX Parent shall terminate the Subscription Agreement (in accordance with the terms therein) on or before 1 July 2000 or (iii) CDKX shall terminate this Agreement in accordance with the terms of this Agreement , then (without prejudice to any other rights and remedies of CDKX) :-

         (a) CDKX shall have the right to forthwith terminate this Agreement; and/or

         (b) (if applicable) CDKX shall be entitled by notice in writing to APL within a period of [twenty-eight (28)] days upon CDKX becoming aware of the happening of any of such events (whichever is later) (for and on behalf of the CDKX Parent) to terminate the said Subscription Agreement between the CDKX Parent and APL.

17.      Terms of Payment
         ----------------

17.1 The costs and expenses in relation to the provision of the Maintenance Services, supply of and installation of the Other Software, Software and the Hardware, Training, Documentation, Upgrade and Enhancement and other provisions within the scope of this Agreement (save as to the Licence Fee) shall be :-

         (a)
                 [PORTION OMITTED FOR CONFIDENTIAL TREATMENT AND
                 FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]



         (b.1) APL shall issue and allot to CDKX the Consideration Shares and credited as fully paid and on the terms that they rank pari passu in all respects with the other shares of APL in issue as at the date of allotment.

                 Share Completion shall take place on the Completion Date or on the Ready for Use Date (whichever is later). Shall this Agreement be terminated due to the System not being Ready for Use as per Clause 10 then no Consideration Shares shall be allotted and issued by APL to CDKX mentioned herein this Clause.

                  At the Share Completion APL shall procure that :-

                 (i) APL shall allot and issue credited as fully paid the Consideration Shares to CDKX in the register of member of APL as registered holder of the Consideration Shares; and

                 (ii) APL shall issue and deliver to CDKX appropriate share certificates for the Consideration Shares duly executed by APL.

         (b.2) Subject to Clause 17.1 (b.3), APL hereby agrees and undertakes with CDKX that it will not for a period of one (1) year after the Share Completion or before the shares in any members of APL's Group of Companies shall become listed on any recognized stock exchange (whichever is earlier) ("the Restricted Period") :-

                 (i)   allot and issue any shares in APL; or

                 (ii) issue securities or any instrument convertible into shares or debentures, or share warrants or options in respect of shares in APL;

                  at a price less than the Consideration Share Price to any other persons without the prior consent in writing of CDKX Provided that the restrictions herein contained shall not apply to :-

                 (i) the issue and allotment of approximately [10,000] common shares of par value US$0.01 of APL by APL to Fairyoung Holdings Limited or any of its subsidiaries and which number of shares were contemplated in calculating the percentage of Consideration Shares to CDKX; or

                 (ii) the issue and allotment of shares in any party hereto pursuant to the exercise of any rights under the share option plan in force from time to time for the benefits of the executives and employees of APL.

         (b.3) Notwithstanding the restrictions contained in Clause 17.1 (b.2), APL shall be entitled to do any of the matters restricted pursuant to Clause 17.1 (b.2) without the prior consent in writing of CDKX during the Restricted Period Provided that it shall simultaneously upon the happening of such event issue and allot such number of additional shares in itself (excluding fraction of a share if any) to CDKX as shall be necessary to ensure that no dilution shall take place in relation to the share ownership and in the value of its shares held by CDKX contemplated by this Agreement by reason of its doing such matters but not otherwise.

17.2 The consideration and fees in respect of the Licence payable by APL to CDKX in respect of the Software shall be a sum equivalent to 2% of the gross revenue of APL and APL's Group of Companies (whether or not such revenue is directly or indirectly related to the CDK Technology(TM)) and which said sum shall be paid bi-annually within 15 days after the end of each 6 calendar months beginning with the 6 calendar months ending 31 December 1999. Such bi-annual payments will be based on the estimated gross revenue, which estimate will be made by APL in good faith and which shall be reconciled annually within 45 days of the end of each of APL's relevant financial or accounting year which is [31 March] by a reputable auditor or accounting firms. Such reconciliation shall be in writing and delivered to CDKX. In the event the estimated payments are less or more than the reconciled financial statements/accounts of APL then the relevant party shall pay the difference between the estimated payments made and the reconciled amount that was due, which payment along together with interest calculated 8% per annum of any under payment (if any) (i.e. 8% per annum on the aggregate difference between the estimated payments made and the reconciled amount due and which have been under paid to CDKX). The amount of the difference shall be delivered with the reconciliation or within 7 days thereafter.

17.3 It is expressly agreed that (save as provided in this Clause 17.3) where any installation, training or maintenance is to be provided by CDKX within this Agreement APL shall be responsible for CDKX's accommodation and food costs and expenses incurred (but not otherwise) due to CDKX's staff, employee, agent or contractor travel to the Location during such period of installations, maintenance or training. APL shall arrange for and provide reasonably acceptable accommodations and will promptly reimburse CDKX for such food and accommodation costs and expenses incurred by CDKX but not otherwise and provided such accommodation, food and costs are reasonable and reasonably and normally expected of such person in such capacity to conduct the Training, Installation and Maintenance Services and in any event the total cost or expense per installation, training or maintenance (as the case may be) do not exceed [US$3,500.00] per person, per week and such persons do not exceed two per given period or time of training, maintenance or installation (as the case may be).

18.      Training
         --------

18.1 Upon request of APL, CDKX shall provide the staff of APL with the training as specified in the Training Plan set out in Schedule 4, if any, provided therein.

18.2 Any additional training required by APL shall be provided by the CDKX if requested by APL. Such additional training and support (including that of Section 18.3) shall be by way of telecommunication or other suitable media of communication with APL and not at the Location of APL and at a time reasonably convenient to both parties.

18.3 Upon the request of APL, CDKX agrees to provide all necessary training, the Other Software and Software, and technical support in order to assist APL to support its own websites, hardware and software applications which are related to CDK enabled products and websites. CDKX hereby agrees to make available within a reasonable time after request by APL such training staff, hardware and software from time to time.

19.      Maintenance Services
         --------------------

         CDKX shall, during the continuance of this Agreement, provide training (if possible and within CDKX's ability to) on an ongoing basis to APL to assist APL to (i) conduct such maintenance services and (ii) to procure such other relevant parties to carry out such maintenance services (as applicable) as necessary to maintain the System (except the Hardware) in its full and proper working order and (iii) to remedy any defaults, breakdown, or System (except the Hardware) failure within a reasonable time, all as set forth in Clause 21 below.

20.      Maintenance of the Hardware
         ---------------------------

20.1 Within the period of eight (8) months specified in Clause 6.3 of this Agreement and provided APL have not purchased or returned the relevant One Set Unit or Hardware, CDKX shall provide the following :-

         Where any of the Hardware is under warranty, guarantee or service agreement by a third party to CDKX or CDKX is able to benefit in any way or manner from such Hardware warranty, guarantee or service agreement (as the case may be) then CDKX shall use reasonable commercial efforts to procure the relevant party to perform such relevant preventative maintenance or remedial maintenance which such party is obligated to perform in respect of the Hardware (at no additional costs, expenses or charges to APL), provided however that CDKX shall not be obligated to incur any costs in connection therewith.

         Where the Hardware is under no such warranty, guarantee or service agreement as above or APL have in the meantime returned or purchased the One Set Unit or Hardware then CDKX shall provide training (if possible and can be done by CDKX) to APL within the eight (8) months period described in Clause 6.3 of this Agreement as to how to conduct and perform remedial or preventative maintenance of the Hardware at no unreasonable costs, expenses or charges to APL. Training shall be given by CDKX and at a such appropriate times and reasonable manner and at the request of APL. The training shall be carried out at the Location during the period of installation of the Hardware and afterwards if possible or through some appropriate form or media of communication with APL ("Training").

20.2 Where applicable APL shall make the Hardware at the Location accessible to such person CDKX is able and under obligation to procure for maintenance at regular intervals or at scheduled times to be mutually agreed between APL and CDKX.

20.3 Unless otherwise provided for in any of the Hardware's warranty, guarantee or service agreement (if any) APL shall at its own expense provide all necessary replacement parts to effect all maintenance services including the consumable parts for the Hardware.

20.4 In the event that CDKX or such relevant person obligated under warranty, guarantee or service agreement of the relevant Hardware removes any part or parts of the Hardware away from the Location for overhaul or repair, unless otherwise agreed by both parties APL shall bear all the costs, including but not limited to packing, carriage and insurance incurred in the dismantling, removal, overhaul, repair, return and re-installation of the said part or parts.

20.5 Parts removed shall become the property of CDKX provided always that APL shall be entitled to retain any part which is to be replaced if CDKX is unable to erase all the data stored in any form in such parts of the Hardware. CDKX shall, before removal of any such part, certify to APL in writing that all information stored in such part has been completely erased and shall be liable for any loss or damage caused by the possession or use of any information remaining in any part of the Hardware so removed.

20.6 Any of the Hardware not under a warranty, guarantee or service agreement and which do not cover repair, parts, overhaul, etc. (as the case may be) and which require repair, replacement, overhaul, etc. the cost of such repair, part, replacement, etc. shall be borne by APL.

21.      Maintenance of the Software
         ---------------------------

21.1 CDKX shall provide the following maintenance services in respect of the Software on the terms and conditions as set out hereunder.

21.2     Error Correction

         21.2.1 Upon receipt of notification from APL that there is any defect or error in the Software that affect the operation of the System, CDKX shall correct such defect or error as soon as reasonably practicable at its own expenses.

         21.2.2 Forthwith upon such correction being completed CDKX shall deliver to APL appropriate amendments to the Documentation specifying the nature of the correction and providing instructions for the proper use of the corrected version of the Software.

21.3     Upgrades and Enhancements

         21.3.1 CDKX shall deliver to APL any improved version of the Software when and as they become available.

         21.3.2 In reasonable time prior to the delivery of a new release CDKX shall make available to APL all amendments to the Software's specification which shall be necessary to describe the facilities and functions of the new release.

         21.3.3 Notwithstanding anything else contained herein, APL shall not be obliged to accept or use the new release if its use would result in any of the facilities and functions of the System being diminished or curtailed or if its use would unduly interrupt the use of the Software in which event CDKX shall continue to perform its obligations in respect of the Software. CDKX's obligations under this Agreement with regard to the Software shall also apply to any such new version or replacement thereof.

         21.3.4 It is an essential term of this Agreement that CDKX shall (and CDKX hereby agrees to) make modifications, enhancements upgrades or further development from time to time of and on the Software at the request in writing by APL (which request must not be unreasonable and be within the scope of current and available technology and software on the market and relate to CDKX's development plan). CDKX undertakes to make complete, available and install the same on the Hardware such upgrade, modification, enhancement and development to the Software upon such reasonable request by APL within a reasonable time and as soon as possible.

21.4 CDKX shall provide and perform the Software support services in a reasonable and timely manner.

21.5 CDKX undertakes to perform its obligations with respect to the maintenance of the Software or any new version or replacement thereof in accordance with the terms of this Agreement for as long as its obligations under this Agreement to maintain the Software remain in existence.

22.      Title to and Risk in the System
         -------------------------------

22.1 All copyright or other proprietary rights in the Software and Other Software and material and Hardware hired from CDKX pursuant to the provisions of this Agreement (except those otherwise specified and except for the relevant Hardware purchased by APL) shall vest in and remain the property of CDKX notwithstanding that APL has acquired the right of use of them by this Agreement. All software and hardware purchased and owned by APL and Data (save such Data that was collected on or through the "Com Module" or messaging system of CDKX) collected or used, from, in or by the System pursuant to the provisions of this Agreement shall vest in and remain the property of the APL.

22.2 APL shall be liable for the Hardware which are hired by APL from CDKX, except to the extent of fair wear and tear in the ordinary course of its use.

22.3 APL shall be liable for damages to the Hardware which are hired by APL from CDKX save for damages as a result of the Hardware itself which was defective or the Hardware's design, workmanship, material, installation, configuration or manufacture or caused by or as a result of CDKX's act (whether intentionally or not or whether by CDKX's agent, employee, authorized person or contractor).

23.      Proprietary Rights
         ------------------

         The copyright and other intellectual property rights of whatever nature in the Software (save as provided in this Agreement) are and shall remain the property of the CDKX and CDKX reserves the right to grant a licence to use the Software (save as provided in Clause 12 of this Agreement) to any other party or parties.

24.      Copying
         -------

         APL may make so many copies of the Software as are reasonably necessary for the operational, security and use of the System and for its reasonable course of business, all of which copies shall be returned to CDKX upon the termination of the Licence. APL will notify CDKX in writing of each such copy.

25.      Confidentiality
         ---------------

25.1     APL's Confidential Information

         Each party shall treat as confidential all information (hereinafter referred to as ("the Information")) supplied by one party to the other under this Agreement which is designated as confidential by such party or which is by its nature clearly confidential (including without limitation the Documentation) provided that this Clause shall not extend to any information which was rightfully in the possession of the relevant party prior to the commencement of the negotiations leading to this Agreement or which is already public knowledge or becomes so at a future date (otherwise than as a result of a breach of this Clause). Neither party shall divulge any confidential information to any person except to its own employees and then only to those employees who need to know the same. Both parties shall ensure that its employees are aware of and comply with the provisions of this Clause. The foregoing obligations shall survive any termination of the Licence or this Agreement.

25.2     Confidentiality of Software :-

         25.2.1 APL undertakes to treat as confidential (and not use or allow any third party to use except as set forth in this Agreement) all information (including those related to the CDK Technology(TM) and the Software) contained or embodied in the Software (hereinafter collectively referred to as ("the Information") provided that this Clause shall not extend to any information which was rightfully in the possession of APL prior to the commencement of the negotiations leading to this Agreement or which is already public knowledge or becomes so at a future date (otherwise than as a result of a breach of this Clause).

         25.2.2 Neither party shall without the prior written consent of the other party divulge any part of the Information to any person except :-

                 (a) the person is the relevant parties own employee and then only to those employees who need to know the same;

                 (b) any government authorities and any other persons or bodies having a right, duty or obligation to know the business of the relevant party and then only in pursuant of such right, duty or obligation; and

                 (c) any person for the time being appointed by the relevant party to maintain any Hardware on which the Software is for the time being used (in accordance with the terms of the Licence) and then only to the extent necessary to enable such person to properly maintain such Hardware.

         25.2.3 Both parties undertake to ensure that the persons and bodies mentioned in Sub-Clauses 25.2.2(a), (b) and (c) are made aware prior to the disclosure of any part of the Information that the same is confidential and that they owe a duty of confidence to each other.

         25.2.4 The foregoing obligations as to confidentiality shall remain in full force and effect notwithstanding any termination of the Licence or this Agreement.

26.      Use of Data
         -----------

26.1 The Data (save as for the Data collected through the Com Module or messaging system of CDKX) shall remain the property of APL and CDKX shall not distribute the Data to any person or party without the prior written consent of APL.

26.2 CDKX shall not by any means distribute or alter the Data replicated from APL for any purpose, unless it is authorized by APL to do so for any reason whatsoever.

26.3 The Data must be returned (if in CDKX's possession) to APL when this Agreement is terminated.

27.      Independent Contractor
         ----------------------

27.1 For the purpose of the Work to be performed under the Agreement, CDKX is an independent contractor. CDKX is not an agent, partner or employee of APL and shall not hold out as such and it has no authority to bind APL to any other obligations.

27.2 CDKX shall have complete control of the Work and it shall efficiently direct and supervise the Work to the full extent of its ability and with its full attention.

28.      Assignment
         ----------

         Neither party shall assign or otherwise transfer the Agreement or any of its rights and obligations hereunder whether in whole or in part without the prior written consent of the other. Provided however either party may sell all or substantially all its assets or business (including this Agreement) without consent in which event the other party (i.e. non disposing party) shall have the right to terminate this Agreement forthwith without any damages, claims, legal proceedings, or action being taken or claimed by either party against each other.

29.      Indemnities
         -----------

29.1     CDKX warrants and undertakes :-

         29.1.1 that it has good and sufficient title in the Hardware and Software and in every part thereof to enable it to supply the System and the Maintenance Services to APL as set out in this Agreement; and

         29.1.2 that where CDKX supplies a third party software to APL, it has or shall have, prior to the delivery of the Software and Other Software, a valid and continuing licence under which it is entitled to sub-license without further payment and intellectual property rights (including without limitation any patent, copyright, registered design or trademark) to APL under this Agreement; and

         29.1.3 that the Other Software were properly and validly licensed to CDKX and that CDKX is not in breach of any licence terms of such Other Software.

29.2 CDKX shall indemnify APL and keep APL fully and effectively indemnified against all costs, claims, demands, expenses and liabilities of whatsoever nature arising out of or in connection with any claim that the use or possession (in compliance with this Agreement) of the System or any part thereof infringes the intellectual property rights (including without limitation any patent, copyright, registered design or trademark) of any third party, subject to the following conditions :-

         29.2.1 APL shall promptly notify CDKX in writing of any allegations of infringement of which it has been notified and will not make any admissions without CDKX's prior written consent provided such consent is not unreasonably withheld so as to cause any damages, liability, prosecution, claims, etc. by any person, company, business, firms, entity, authority, government or body whatsoever in addition to or in conjunction with any such allegations;

         29.2.2 APL, at the request and expense of CDKX, shall allow CDKX to conduct and/or settle all negotiations and litigation resulting from any such claim provided APL are informed as to the terms of settlement and/or litigation merits prior to any such settlement negotiations and/or litigation action by CDKX and provided also that APL is kept informed of all matters throughout the duration and course of settlement and/or litigation. Shall the terms of settlement and/or litigation proceedings as proposed by CDKX affect or possibly affect APL or APL's Group of Companies and/or its business in any way either in conjunction with or in addition to any allegations/claims/ demands/proceedings etc. against APL then APL shall have the right to revoke its consent (if given) and to conduct such litigation/settlement/ negotiations on its own without consent from CDKX; and

         29.2.3 APL shall, at the request of CDKX, afford all reasonable assistance with such negotiations or litigation, and shall be reimbursed by CDKX for any expenses incurred in so doing.

29.3 If APL's use or possession of the Hardware, Other Software or Software or any part thereof is held by a court to constitute an infringement then the CDKX shall, without prejudice to any other rights or remedies APL may have, promptly and at its own expense :-

         29.3.1 procure (so far as is commercially viable and possible within CDKX's ability) for APL the right to continue using and possessing the Hardware, Other Software and Software in relation to the System; or

         29.3.2 (so far as commercially viable and possible within CDKX's ability) modify or replace the Hardware or Software or Other Software (without detracting from its overall performance) so as to avoid the infringement (in which event CDKX shall compensate APL for the amount of any loss and/or damage sustained or incurred by APL during such modification or replacement); or

         29.3.3 if neither Sub-Clause 29.3.1 nor 29.3.2 can be accomplished, remove the infringing Hardware, Other Software and/or Software from APL at CDKX's own costs and expenses (and without prejudice to any rights or remedies of APL against CDKX).

29.4     APL warrants and undertakes :-

         29.4.1 that it has good and sufficient title in any software, hardware, material, content or data and in every part thereof which is being used by APL in respect of the System and not derived from CDKX;

         29.4.2 where APL installs, stores, or uses a third party software, data, content or material, it has or shall have prior to such installation, storage, or usage a valid and continuing licence under which it is entitled to install, use or store and has all such intellectual property rights (including without limitation patent, copyright, registered, design or trademark).

29.5 Any and such indemnities, rights, or actions which APL have under Clauses 29.2 and 29.3 in respect of an undertaking or breach of warranty by CDKX in Clause 29.1 then the same such indemnities, rights and actions shall be afforded and given to CDKX by APL in respect of any such undertaking or breach of warranty by APL in Clause 29.4 and which may affect CDKX.

30.      Publicity
         ---------

         Both parties shall submit to each other all advertising or other publicity material relating to this Agreement or any hardware or software supplied or other work done in connection with this Agreement wherein the name of either of the respective parties is mentioned or language used from which a connection with each other can reasonably be inferred or implied. Both parties shall have the right to publish or use any such reasonable advertising or other reasonable publicity material without the prior written consent either party provided such advertising or publicity material does not and is not capable of damaging either parties reputation or business.

31.      Sub-contracts
         -------------

31.1 CDKX may, without the prior written consent of APL, enter into any sub-contract with any person for the performance of any part of this Agreement provided that this provision shall not apply to the purchase by CDKX of equipment and materials.

31.2 Neither parties shall be relieved from any of its obligations hereunder by entering into any sub-contract for the performance of any part of this Agreement.

32.      Termination of the Agreement
         ----------------------------

         This Agreement may be terminated under the following circumstances :-

32.1 This Agreement may be terminated forthwith by either on giving notice in writing to the other party if the other party, being a company, shall have a receiver or liquidator appointed or shall pass a resolution for winding-up (otherwise than for the purpose of amalgamation or reconstruction) or a court shall make an order to that effect or being a partnership shall be dissolved or being an individual shall commit any act of bankruptcy or shall die or either party (whether a company or not) shall enter into any composition or arrangement with its creditors or shall become insolvent.

32.2 Any termination of this Agreement under Sub-Clause 32.1 shall discharge the parties from any liability for further performance of this Agreement and shall entitle such notifying party to recover from the other party the amount of any loss or damage sustained or incurred by the notifying part as a consequence of such termination.

32.3 Subject to any other express provisions of this Agreement, either party shall have the right to terminate this Agreement if the other party commits any fundamental breach of any material term of this Agreement and (in the case of a breach capable of being remedied) shall have failed, within 30 days (save in the circumstances where APL is under an obligation to pay money to CDKX then such period shall be within 7 days) after the receipt of a request in writing from the innocent party so to do, to remedy the breach, such request to contain a warning of the innocent party's intention to terminate.

33.      Effect of Termination
         ---------------------

33.1 Any termination of this Agreement (however occasioned) shall not affect any accrued rights or liabilities of either party nor shall it affect the coming into force or the continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination. Any termination of this Agreement (however occasioned) shall terminate the Licence.

33.2 Upon termination of this Agreement, (howsoever occasioned) CDKX shall forthwith deliver up to APL all copies of any information and Data supplied to CDKX by APL for the purposes of this Agreement and shall certify to the APL that no copies of such information or data have been retained. The Hardware not purchased and paid for by APL shall be returned to CDKX (fair wear and tear save and except) at APL's own costs and expenses along with any Documentation.

33.3 Upon termination of this Agreement (howsoever occasioned) APL shall forthwith deliver to CDKX all copies of any of the Documents Software and Other Software (including those of the CDK Technology(TM)) and any copies or reproductions thereof (whether in writing or in any format or medium whatsoever and whether in whole or part), and if requested by CDKX, shall destroy the same and certify to CDKX such destruction. Further, APL shall not use, and is prohibited from any further use of the Documentation, Software, Other Software or CDK Technology(TM) thereafter. Furthermore, APL shall certify to CDKX that it has no copies of such Software or information related thereto or information related thereto and APL shall certify that it has no copies of such Software or information related thereto.

34.      Severability
         ------------

         In the event that any condition or clause of the contract not being of a fundamental nature is held to be illegal or unenforceable, the validity or enforceability of the remainder of this Agreement shall not be affected thereby.

35.      Other Terms, Matters, and Conditions to be Fulfillied
         -----------------------------------------------------

35.1 It is hereby expressly agreed by CDKX that APL shall be granted a licence and shall have the right to use CDKX's proprietary right including all the intellectual property rights in the following trademarks and designs :-

         (a)     "MixFactory(TM)";
         (b)     the "MixFactory(TM)" device;
         (c)     "CDKnet(TM)"; and
         (d)     the "CDKnet(TM)" device

         (collectively referred to as "CDK's Trademarks")

         Provided always that the use of the above trademarks and designs by APL only to be placed, copied, used or reproduced on CDs, brochures, business cards or business advertisement or signboards, websites, coverings and any other advertising, promotional or product material of APL which is in relation to or connected to the CDK Technology(TM) in conjunction with APL's business,

                  [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
                  AND FILED SEPARATELY WITH THE SECURITIES AND
                  EXCHANGE COMMISSION.]

         The licence and right to use the trademarks or designs described above by APL shall commence on the date of the signing of this Agreement by both parties and continue until the termination of this Agreement, at which time such trademark licence shall terminate. The licence of CDK's Trademarks shall not be terminated by either party unless in accordance with the terms of this Agreement.

         Upon the termination of this Agreement shall APL have any product, merchandize, goods or material which contain any of CDK's Trademarks and which is still in APL's possession, then APL shall have a period of two (2) months from the date of termination to dispose of, sell or transfer such merchandize, products, goods or material to any person or party, whether or not for monetary gain or consideration and thereafter APL shall cease and desist from using any of CDK's Trademarks or sell, dispose, transfer or handle any goods, materials, products or merchandize with CDK's Trademarks.

35.2 It is expressly agreed that CDKX shall use its best commercially reasonable efforts to provide, procure, grant, allow and permit (as the case may be) the following rights, products and facilities to APL throughout the duration of this Agreement if requested by APL to :-

         (a) procure or provide (as the case may be) hosting of a North American mirror website to and for APL's System at suitable site in the United States of America (the equipment for which site will be purchased and maintained by APL); and

         (b) allow APL to share the use of the existing "Real Player" video streaming licence as CDKX may have or has licenced for its own use; and

         (c) procure or provide (as the case may be) free usage and accommodation of one office room or premises at such location in the United States of America where CDKX shall maintain or have an office for APL's employee or staff; and

         (d) provide (at cost) usage and equipment of a "CDK robot system" at the said premises described in Sub-Clause (c) above.

         It is hereby agreed by CDKX that it shall procure, allow and make available all of the above rights, products, facilities and software to APL within 30 days from the date of execution of this Agreement by both parties or by the Ready for Use Date (whichever is later).

                  [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
                  AND FILED SEPARATELY WITH THE SECURITIES AND
                  EXCHANGE COMMISSION.]

35.3 It is also agreed that such of the rights APL shall have in Clause 35.2 to be procured or provided by CDKX, CDKX shall have the same rights procured or provided by APL to CDKX save that the premises or location shall be in Hong Kong where APL maintains an office or premises.

36.      Duration of the Contract
         ------------------------

         This Agreement shall commence from the date of this Agreement and continue for an initial period of 5 years and after that for a further period of 5 years unless terminated by either party or giving not less than 3 months' prior written notice before the expiration of the initial 5 year period (and which notice shall not be served more than 6 months prior to the expiry of the initial period) or unless terminated in accordance with the provisions of this Agreement.

37.      Hire Equipment
         --------------

37.1 Risk in any hired equipment supplied by CDKX shall remain with APL until returned to CDKX.

37.2 Upon the expiry of eight months after the Completion Date or earlier termination of this Agreement, and unless APL have exercised its option to lease or purchased the One Set Unit or the Hardware, APL shall deliver the hired equipment not purchased or lease to CDKX as described in Clause 6.3 of this Agreement.

37.3 CDKX shall accept hired equipment returned by APL in reasonable condition with fair wear and tear expected without further payment being required. CDKX shall provide an acknowledgement to APL of receipt of hired equipment in accepted condition upon delivery and testing.

37.4 APL shall properly and sufficiently take out proper insurance for the Hardware against any foreseeable damages or loss thereto save for such events under Clause 42 and whereby such insured amount is adequate
                  [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
         AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

38.      Entire Agreement
         ----------------

         This Agreement supersedes all prior agreements, arrangements and undertakings between the parties and constitutes the entire agreement between the parties relating to the subject matter hereof. No addition to or modification of any provision of this Agreement shall be binding upon the parties unless made by a written instrument signed by a duly authorized representative of each of the parties.

39.      Law and Jurisdiction
         --------------------

39.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of the state of New York in the United States of America ("New York") and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Courts of New York.

39.2 Each of the following parties hereby irrevocably appoints (subject to written notie of substitution) the person set opposite its name below as its agent to acknowledge and accept service of legal process on behalf of such party in :-


         PARTIES                                NAMES OF ADDRESSES OF AGENTS
         -------                                ----------------------------

         CDKNet, LLC                            Steven A. HOROWITZ
                                                595 Stewart Avenue,  Suite 710,
                                                Garden City, New York,
                                                United States of America 11530

         Asia Pioneer Limited                   Keith T.K. WONG
                                                Shop No.3A, Ground Floor
                                                Site 4, Whampoa Garden,
                                                Hung Hom, Kowloon,
                                                Hong Kong

40.      Service of Notice
         -----------------

40.1 Any notice required to be given under this Agreement shall be sufficiently given if delivered personally or forwarded by internationally recognized overnight couriers or sent by facsimile transmission to the relevant party at its address or fax number set out below (or such other address as the addressee has by five days prior written notice specified to the other parties) :-

         To CDKX                      :   595 Stewart Avenue,  Suite 710,
                                          Garden City, New York,
                                          United States of America 11530

         Fax Number                   :   (516) 222 2665
         Attention                    :   Steven A. HOROWITZ

         To APL                       :   Shop No.3A, Ground Floor
                                          Site 4, Whampoa Garden,
                                          Hung Hom, Kowloon,
                                          Hong Kong

         Fax Number                   :   (852) 2335 0889
         Attention                    :   Keith T.K. WONG

40.2 Any notice delivered personally shall be deemed to have been served at the time of delivery. Any notice sent by internationally recognized overnight couriers shall be deemed to have been served 3 business days after the time at which it was delivered to the courier, the tracking receipt shall be sufficient to prove such service and notices sent by facsimile transmission shall be deemed to have been served one business day after transmission.

41.      Waiver
         ------

         No forbearance, delay or indulgence by either party in enforcing the provisions of this Agreement shall prejudice or restrict the rights of that party nor shall any waiver of its rights operate as a waiver of any subsequent breach and no right, power or remedy herein conferred upon or reserved for either party is exclusive of any other right, power or remedy available to that party and each such right, power or remedy shall be cumulative.

42.      Force majeure
         -------------

         Neither party will be liable for any delay in performing or failure to perform any of its obligations (other than a payment obligation) under this Agreement due to any cause outside its reasonable control. Such delay or failure will not constitute a breach of this Agreement and the time for performance of the affected obligation will be extended by such period as is reasonable.

43.      Extent of Liability
         -------------------

         Notwithstanding any other terms of this Agreement, CDKX's liability to APL (if any) arising under or out of this Agreement (save as to the indemnities given under Clause 29 by CDKX) shall be limited to not more than US$100,000.00 in aggregate total.

44.      Provision of Other Software
         ---------------------------

         CDKX shall provide to APL the Other Software at no additional costs and expenses to

         APL. CDKX shall install the Other Software on the Hardware by the Ready for Use Date.

         Upon receipt of notification from APL that there is any error or defect in the Other Software that affect the operation of the System, CDKX shall use its best endeavours to procure such software manufacturer or provider to correct such defect or error as soon as reasonably practicable at its own expense and provided the Other Software is under such warranty, guarantee or service agreement to be maintained or replaced in such event of defect or error.

         CDKX shall deliver to APL any improved or enhanced version of the Other Software when and as they become available and which CDKX may have in its possession at the request of APL at no additional cost.

45.      Warranties as to APL Shares
         ---------------------------

45.1 In consideration of CDKX agreeing to enter into this Agreement APL warrants and represents to CDKX as at the date of this Agreement that :-

         45.1.1 the particulars of APL contained in Schedule 9 are true and accurate in all respects;

         45.1.2 all returns particulars resolutions and other documents required to be filed with the relevant authorities in the Cayman Islands by APL have been duly filed and APL has complied with all legal requirements in connection with its formation and with all isues of its shares;

         45.1.3 following the implementation Clause 17 in relation to the Consideration Shares CDKX will be the beneficial owner of approximately four and eighty-nine one hundredths per cent (4.89%) of the equity share capital of APL as at the date of allotment of the Consideration Shares to CDKX;

         45.1.4 the Consideration Shares shall be allotted and issued credited as fully paid and on terms that they will rank pari passu in all respects with the [common] shares in APL in issue as at the date of allotment of the Consideration Shares;

         45.1.5  since the date of incorporation of APL :-

                 (a) each of APL and APL's Group of Companies has carried on its business in the ordinary and usual course;

                 (b) no distribution of capital or income has been declared made or paid in respect of any share capital of each of APL and APL's Group of Companies;

                 (c) each of APL and APL's Group of Companies has not assumed or incurred any liabilities or expenditure otherwise than in the ordinary course of carrying on its day-to-day business;

                 (d) there has been no material adverse change in the financial position of each of APL and APL's Group of Companies;

         45.1.6 the assets and equipment acquired by each of the APL and APL's Group of Companies since the date of incorporation of APL are the property of and owned by APL and/or APL's Group of Companies (as the case may be) and are not subject to any debenture, mortgage, encumbrance or charge or any other third party interest;

         45.1.7 all debts owed to each of APL and APL's Group of Companies will be good and collectable in the ordinary course of business;

         45.1.8  (a)   all necessary licences consents permits and authorities
                       have been obtained by each of APL and APL's Group of Companies to enable each of them to carry on its business lawfully and effectively in the places and in the manner in which such business is now carried on;

                 (b) each of APL and APL's Group of Companies has not done or omitted to do anything in contravention or breach of any statute order or regulation or the like in Cayman Islands, Hong Kong or elsewhere applicable to it or its business and giving rise to any fine, penalty, default proceedings or other liability on its part;

                 (c) each of APL and APL's Group of Companies has conducted and is conducting its business in accordance with applicable laws and regulations in Cayman Islands, Hong Kong or elsewhere applicable to it;

         45.1.9 there are no agreements or arrangements entered into by each of APL and APL's Group of Companies otherwise than by way of bargain at arm's length and all contracts are entered into in the normal course of business;

         45.1.10 each of APL and APL's Group of Companies is not engaged either on its own account or vicariously in any material litigation or arbitration or tribunal proceedings and no litigation arbitration or tribunal proceedings are pending or threatened by or against each of APL and APL's Group of Companies;

         45.1.11 (a)   there are not in existence any contracts of service with
                       directors or employees of each of APL and APL's Group of Companies which cannot be terminated by notice without giving rise to any claim for damages or compensation
                       (other than under any relevant employment legislation);

                 (b) each of APL and APL's Group of Companies and their respective employees are not involved in any industrial dispute;

         45.1.12 (a)   each of APL and APL's Group of Companies has properly
                       made all returns and provided all other information required for the purposes of taxation and none of such returns is disputed by the Inland Revenue Department, Hong Kong or any other authority concerned;

                 (b) all payments by each of APL and APL's Group of Companies to any person which ought to have been made under deduction or withholding of tax have been so made and each of APL and APL's Group of Companies has (where required by law to do so) accounted to the Inland Revenue Department, Hong Kong for the tax deducted or withheld.

                   [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
       AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

The Hardware shall be installed and have the minimum equipment and configuration as per diagram below.











                                    [DIAGRAM]

                                   SCHEDULE 2
                                   ----------
                                    (System)

Background
----------

Whereby CDKX has developed the software and the applications necessary and known as CDK Technology(TM) which combines CD digital audio, fullmotion, fullscreen video and weblinking through a browser interface. And whereas the said technology is combined with a HTML authorizing system which is currently used by CDKX to produce custom interface pages for specific clients within a period of time. And whereas CDKX has the proprietary techniques and rights for creating fullmotion, fullscreen video playback from CD Rom with such relevant hardware system requirements. The technology employed, designed and engineered by CDKX is engineered for mass production whereby the integration of the complete file structure of the technology used by CDKX is automated. (Audio, video and HTML assets can be placed in the production template for processing within a reasonably efficient and quick development turn-around time.)

Currently CDKX has a "MixFactory(TM)" which is a custom, multi-session CD manufacturing system built upon the CDK Technology(TM). The entire system is automated so that minimum human intervention is required for the custom manufacturing process. In order to create a custom CD, a user visits a website and selects a compilation of audio, video, or other content titles. Titles are browsed and/or searched and audio/video clips are previewed through an interface. After selecting the compilation, the user personalizes the disc by selecting art work for the disc label, cover and HTML interface. The MixFactory(TM) system also allows multimedia content providers to offer their assets on a customized basis via the website.

CDKX's MixFactory(TM) operation is designed to be a complete end-to-end e-commerce solution, including production, payment processing and fulfillment. Once the user confirms the content selections and completes a credit card transaction, the selected titles are queued from storage to a Compact Disc Recordable ("CD-R") burning workstation. The customer's tracks are formatted into a Red Book audio session along with an iso9660 session and transferred together to the CD-R (disc). The automated workstation transfers the complete CD-R to the CD printer where the user-selected label is printed onto the surface of the CD-R.

In parallel with the transfer of the tracks to the CD-R, the custom packaging materials are printed. That is, as soon as the job is queued for burning, the printed job is also queued to the printer. Packing and shipping of the finished product is currently the only manually operated step in the process.

APL's System and Use
--------------------

It is APL's intention (and CDKX has hereby agreed) to employ and use the CDK Technology(TM) and CDKX's system as described above for the development, marketing and operation of APL's websites and other businesses which shall be similar in nature, operation and business as CDKX's MixFactory(TM) website and business operations save that the contents shown offered and displayed on APL's websites and other businesses shall be for the primary usage, business, services, marketing and promotion to persons who are interested in Chinese content including, but not limited to all forms of Chinese media, literature, audio-visual content and all other materials and/or data that can be presented electronically or digitally. CDKX shall provide, install and maintain the Hardware and Software and grant the exclusive use of the CDK Technology(TM) in order that APL may develop its websites and other businesses for the purposes described above in addition to being able to support the following (but not limited to) :-

(a) Chinese contents (text, sounds, images or other type of data, information or material);

(b)      digital entertainment contents;

(c) distribution for independent music artists and labels with links to APL's websites and other businesses;

(d) support and provide the manufacturing process for the custom CDs and CD contents to be distributed or manufactured;

(e) website services to be provided by APL such as trading, information content, , services, communication to or by the customers with APL and all other foreseeable website services as similar to CDKX's MixFactory(TM) or CDKNet websites;

(f)      support content providers' contents;

(g) e-commerce including production, payment processing and fullment either by credit card or other method;

(h) a method whereby the consumer will be able to view the information on the CD via his or her personal computer and link back to related Web pages through targeted links included on the CD;

(i) the ability for consumers to receive high-quality, high-bandwidth digital assets within a quick relay time without waiting hours for the files to download;

                   [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
       AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                   [PORTION OMITTED FOR CONFIDENTIAL TREATMENT
       AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                                   SCHEDULE 5
                                   ----------
                                 (Documentation)

(a)      Hardware
         --------

         Description                                      No. of copies
         -----------                                      -------------

         "Not Applicable"

(b)      Software
         --------

         Description                                      No. of copies
         -----------                                      -------------

         "Not Applicable"

(c)      Other
         -----

         Description                                      No. of copies
         -----------                                      -------------

         1. System Manual                                    One (1)
         2. Operation Manual                                 One (1)
         3. Data Manual                                      One (1)
         4. User Manual                                      One (1)
         5. User Guide                                       One (1)

                                   SCHEDULE 6
                                   ----------
                                   (Location)

     Address:          Shop No.3A, Ground Floor,
                       Site 4, Whampoa Garden,
                       Hung Hom, Kowloon
                       Hong Kong

The following is a floor plan of the above premises where the Hardware is to be delivered and installed :-












                                  [FLOOR PLAN]

                                   SCHEDULE 7
                                   ----------
                              (Installation Tests)


CDKX shall provide a test plan for the acceptance of Hardware, Software and related facilities to be installed under this Agreement.

                                   SCHEDULE 8
                                   ----------
                                (Other Software)



Item     Ref. No.      Description            Quantity            Remarks
----     --------      -----------            --------            -------

                       RealPlayer G2

                       Windows NT Version 4.0

                                   SCHEDULE 9
                                   ----------

NAME                        :    ASIA PIONEER LIMITED

PLACE OF INCORPORATION      :    Cayman Islands

COMPANY NO.                 :    CR-93228

AUTHORIZED SHARE CAPITAL    :    US$50,000.00 divided into 5,000,000 [common]
                                 shares of par value US$ 0.01each

ISSUED SHARE CAPITAL        :    US$1.00 comprising of one hundred (100) common
                                 shares of par value US$0.01 as at the date of this Agreement and to be increased to US$1,000.00 comprising of 100,000 common shares of par value US$0.01 at the date of the completion of the issue and allotment of Consideration Shares to CDKX

REGISTERED OFFICE           :    Huntlaw Building, P.O. Box 2804, George Town,
                                 Grand Cayman, Cayman Islands

DIRECTORS                   :    Keith Tak Kay WONG
                                 Helen Shan Shan HUI

AS WITNESS the parties hereto have duly executed this Agreement the day and year first above written in its counterpart as an Agreement.



SIGNED by                                                )
                                                         )
for and on behalf of CDKNET, LLC.                        )
in the presence of :-                                    )
                                                         )
                                                         )





SIGNED by   Keith T.K. Wong and                          )
Helen S.S. Hui                                           )
for and on behalf of ASIA PIONEER LIMITED in the         )
presence of :-                                           )
                                                         )
/s/ Keith A. Lee
    Keith A. Lee
     Solicitor
Aggarwal & Associates
   Hong Kong SAR

AS WITNESS the parties hereto have duly executed this Agreement the day and year first above written in its counterpart as an Agreement.



SIGNED by STEVEN A. HOROWITZ                            )
President of Managing Member                            )
for and on behalf of CDKNET, LLC.                       ) /s/ STEVEN A. HOROWITZ
in the presence of :- Chris Hanscom-Bolton              )
                                                        )
                                                        )





SIGNED by                                               )
                                                        )
for and on behalf of ASIA PIONEER LIMITED in the        )
presence of :-                                          )
                                                        )






                                      -51-